Exhibit 99.1

FOSSIL GROUP, INC. COMPLETES ACQUISITION OF MISFIT

Richardson, Texas.  December 29, 2015 — Fossil Group, Inc. (NASDAQ: FOSL) (the “Company”) announced that it has completed, effective December 22, 2015, the previously announced acquisition of Misfit, Inc. for $236 million, which included an estimated working capital adjustment reduction of approximately $7 million, and does not include approximately $7 million of payments with respect to unvested equity awards.  The purchase price is subject to a further post-closing working capital true up.

The acquisition will enable the Company to expand its addressable market, offering consumers both traditional timepieces and fashionable connected accessories. Misfit brings to the Company a scalable cloud and app platform, a world-class software and hardware engineering team, a native wearable technology brand and a pipeline of innovative products.

About Fossil Group, Inc.

Fossil Group, Inc. is a global design, marketing and distribution company that specializes in consumer lifestyle and fashion accessories. The Company’s principal offerings include an extensive line of men’s and women’s fashion watches and jewelry sold under a diverse portfolio of proprietary and licensed brands, handbags, small leather goods and accessories. The Company’s products are sold to department stores, specialty retail stores and specialty watch and jewelry stores in the U.S. and in approximately 150 countries worldwide through 23 Company-owned foreign sales subsidiaries and a network of approximately 75 independent distributors. The Company also distributes its products in over 600 Company-owned and operated retail stores, through its international e-commerce websites and through the Company’s U.S. e-commerce website at www.fossil.com. Certain press release and SEC filing information concerning the Company is also available at www.fossilgroup.com.

About Misfit

Misfit invents and manufactures connected wearable products sold around the world at various retailers and on www.misfit.com. The Company was founded in 2011 by Sonny Vu with John Sculley, the former CEO of Apple and Pepsi, and Sridhar Iyengar, co-founder and former CTO of AgaMatrix.

Safe Harbor

Certain statements contained herein that are not historical facts, including future earnings guidance as well as estimated impacts from foreign currency translation and restructuring charges, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: changes in economic trends and financial performance, changes in consumer demands, tastes and fashion trends, lower levels of consumer spending resulting from a general economic downturn, shifts in market demand resulting in inventory risks, changes in foreign currency exchange rates, risks related to the acquisition and integration of Misfit, and the outcome of current and possible future litigation, as well as the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015 filed with the Securities and Exchange Commission (“SEC”). These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Readers of this release should consider these factors in evaluating, and are cautioned not to place undue reliance on, the forward-looking statements contained herein. The Company assumes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Media Inquiries:

Ann Jane Draper	Elin Nozewski
FOSSIL GROUP, Inc.	FleishmanHillard
(469) 587-2893	(314) 982-1740
ajdraper@fossil.com	elin.nozewski@fleishman.com

Investor Inquires:

Eric M. Cerny	Allison Malkin
FOSSIL GROUP, Inc.	ICR, Inc.
(855) 336-7745	(203) 682-8225